UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 31 20 578 7700

FUTURE HEALTHCARE OF AMERICA
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Name Change

On December 28, 2018, Natur International Corp. (formerly, Future Healthcare of America.) (the “Company”) filed Articles of Amendment (“Amendment”) to change its corporate name from “Future Healthcare Of America” to “Natur International Corp.”

The name change was previously approved by the Board of Directors. The shareholders, under the Second Amended and Restated Articles of Incorporation of the Company, were not required to approve the name change.

The stockholders do not need to take any action as a result of the name change, including that there is no need to exchange their certificates representing their shares of common stock. The current stock certificate will continue to represent their ownership interest in the Company. Stockholders, however, may return their certificates to the transfer agent for the Company and obtain an updated certificate.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Symbol Change

The trading symbol reflecting the new name for the Company, for the common stock of the Company, on The OTC Market is NTRU and is effective January 7, 2019.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Item	Description

3.1	Articles of Amendment for the name change, filed as of December 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: January 4, 2019	By:	/s/ Ellen Berkers
	Name:	Ellen Berkers
	Title:	Chief Executive Officer